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                                                                EXHIBIT 15(b)


                     BISYS FUND SERVICES LIMITED PARTNERSHIP
                            d/b/a BISYS FUND SERVICES
                                3435 STELZER ROAD
                              COLUMBUS, OHIO 43219


                         SHAREHOLDER SERVICING AGREEMENT
                         -------------------------------


Ladies and Gentlemen:

         BISYS Fund Services Limited Partnership d/b/a BISYS Fund Services (the "Distributor") serves as the distributor to the _____________________ (the "Company"), an open-end management investment company organized as a Massachusetts business trust and registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940 (the "1940 Act"). Pursuant to Rule 12b-1 under the 1940 Act ("Rule 12b-1"), but subject to the provisions of Section 4.1 hereof, the holders of the units of beneficial interest ("Shares") of each of the investment portfolios (currently existing or hereafter created) of the Company identified on Schedule A hereto (individually, a "Fund"; collectively, the "Funds") have adopted or may adopt a Distribution and Shareholder Servicing Plan (the "Plan") which, among other things, authorizes the Distributor to enter into this Shareholder Servicing Agreement with ______________________________ (the "Participating Organization"), with its principal office located at ______________________, concerning the provision of support services to the Participating Organization's customers ("Customers") who may from time to time beneficially own Fund Shares. The terms and conditions of this Agreement are as follows:

1.       REFERENCE TO PROSPECTUS; DETERMINATION OF NET ASSET VALUE.

         1.1 Reference is made to the prospectuses of the Funds (individually, a "Prospectus"; collectively, the "Prospectuses") as from time to time are effective under the Securities Act of 1933 (the "1933 Act"). Terms defined therein and not otherwise defined herein are used herein with the meaning so defined.

2.       SERVICES AS PARTICIPATING ORGANIZATION.

         2.1 The Participating Organization shall provide any combination of the following support services, as agreed upon by the parties from time to time, to Customers who may from time to time beneficially own Shares of a Fund: (i) aggregating and processing purchase and redemption requests for a Fund's Shares from Customers and placing net purchase and redemption orders with the Distributor; (ii) processing dividend payments from the Company on behalf of Customers; (iii) arranging for bank wire transfer of funds to or from a Customer's account; (iv) responding to inquiries from Customers relating to the services performed by the Participating Organization under this Agreement; (v) providing subaccounting with respect to a Fund's Shares

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beneficially owned by Customers or the information to the Company necessary for subaccounting; (vi) if required by law, forwarding Shareholder communications from the Company (such as proxies, Shareholders reports, annual and semi-annual financial statements, and dividend, distribution, and tax notices) to Customers;
(vii) forwarding to Customers proxy statements and proxies containing any proposals regarding this Agreement or a Fund's Plan; (viii) providing such other similar services as the Distributor may reasonably request to the extent the Participating Organization is permitted to do so under applicable statutes, rules, or regulations.

         2.2 The Participating Organization will provide such office space and equipment, telephone facilities, and personnel (which may be any part of the space, equipment, and facilities currently used in the Participating Organization's business, or any personnel employed by the Participating Organization) as may be reasonably necessary or beneficial in order to provide such services to Customers.

         2.3 All orders for a Fund's Shares are subject to acceptance or rejection by the Company in its sole discretion, and the Company may, in its discretion and without notice, suspend or withdraw the sale of a Fund's Shares, including the sale of such Shares to the Participating Organization for the account of any Customer or Customers.

         2.4 The Participating Organization shall act solely for, upon the order of, and for the account of, its Customers. For all purposes of this Agreement, the Participating Organization will be deemed to be an independent contractor, and will have no authority to act as agent for the Distributor in any matter or in any respect. No person is authorized to make any representations concerning the Distributor, the Company, or a Fund's Shares except those representations contained in the Fund's then-current Prospectus and the Company's Statement of Additional Information and in such printed information as the Distributor or the Company may subsequently prepare. The Participating Organization further agrees to deliver to Customers, upon the request of the Distributor, copies of any amended Prospectus and Statement of Additional Information.

         2.5 The Participating Organization and its employees will, upon request, be available during normal business hours to consult with the Distributor or its designees concerning the performance of the Participating Organization's responsibilities under this Agreement. In addition, the Participating Organization will furnish to the Distributor, the Company or their designees such information as the Distributor, the Company or their designees may reasonably request (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with the Distributor, the Company and their designees (including, without limitation, any auditors designated by the Company), in the preparation of reports to the Company's Board of Trustees concerning this Agreement, as well as any other reports or filings that may be required by law.

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3.       COMPENSATION.

         3.1 The Distributor shall pay the Participating Organization for the services to be provided by the Participating Organization under this Agreement in accordance with, and in the manner set forth in, Schedule B hereto, as such Schedule may be amended from time to time.

4.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         4.1 By written acceptance of this Agreement, the Participating Organization further represents, warrants, and agrees that: (i) the Participating Organization believes that it possesses the legal authority to perform the services contemplated by this Agreement without violation of applicable Federal banking laws (including the Glass-Steagall Act) and regulations.

5.       EXCULPATION; INDEMNIFICATION.

         5.1 The Distributor shall not be liable to the Participating Organization and the Participating Organization shall not be liable to the Distributor except for acts or failures to act which constitute lack of good faith or gross negligence and for obligations expressly assumed by either party hereunder. Nothing contained in this Agreement is intended to operate as a waiver by the Distributor or by the Participating Organization of compliance with any applicable federal or state law, rule, or regulation and the rules and regulations promulgated by the National Association of Securities Dealers, Inc.

6.       EFFECTIVE DATE; TERMINATION.

         6.1 This Agreement will become effective with respect to each Fund on the date a fully executed copy of this Agreement is received by the Distributor or its designee. Unless sooner terminated with respect to any Fund, this Agreement will continue with respect to a Fund until ___________________________, 19__, and thereafter will continue automatically for successive annual periods ending on _________________ of each year, provided such continuance is specifically approved at least annually by the vote of a majority of the members of the Board of Trustees of the Company who are not "interested persons" (as such term is defined in the 1940 Act) and who have no direct or indirect financial interest in the Plan relating to such Fund or any agreement relating to such Plan, including this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

         6.2 This Agreement will automatically terminate with respect to a Fund in the event of its assignment (as such term is defined in the 1940 Act) with respect to such Fund. This Agreement may be terminated with respect to any Fund by the Distributor or by the Participating Organization, without penalty, upon ten days' prior written notice to the other party. This Agreement may also be terminated with respect to any Fund at any time without penalty by the vote of a majority of the members of the Board of Trustees of the Company who are not "interested persons" (as such term is defined in the 1940 Act) and who have no direct or indirect

                                        3

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financial interest in the Plan relating to such Fund or any agreement relating to such Plan, including this Agreement, or by a vote of a majority of the Shares of such Fund on ten days' written notice.

7.       GENERAL.

         7.1 All notices and other communications to either the Participating Organization or the Distributor will be duly given if mailed, telegraphed or telecopied to the appropriate address set forth on page 1 hereof, or at such other address as either party may provide in writing to the other party.

         7.2 The Distributor may enter into other similar agreements for the provision of Shareholder services with any other person or persons without the Participating Organization's consent.

         7.3 This Agreement supersedes any other agreement between the Distributor and the Participating Organization relating to the provision of support services to the Participating Organization's Customers who beneficially own a Fund's Shares and relating to any other matters discussed herein. All covenants, agreements, representations, and warranties made herein shall be deemed to have been material and relied on by each party, notwithstanding any investigation made by either party or on behalf of either party, and shall survive the execution and delivery of this Agreement. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Ohio and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

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         Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated.


                                                 BISYS FUND SERVICES
                                                 LIMITED PARTNERSHIP

                                                 By:  BISYS Fund Services, Inc.,
                                                          General Partner

                                                 By:
                                                    ---------------------------

                                                 Title:
                                                       ------------------------

                                                 Date:
                                                      -------------------------



                                            ACCEPTED AND AGREED TO:


                                                 ------------------------------

                                                 By:
                                                    ---------------------------

                                                 Title:
                                                       ------------------------

                                                 Date:
                                                      -------------------------

                                        5

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                                   Schedule A
                                     to the
                 Shareholder Servicing Agreement with Respect to
                Distribution Assistance and Shareholder Services
                 between BISYS Fund Services Limited Partnership
                   and ______________________________________


                                      FUNDS
                                      -----

         This Agreement shall apply to (i) all Funds of the Company that have adopted a Distribution and Shareholder Servicing Plan (the "Plan") as of the effective date of this Agreement and (ii) all Funds hereafter created that adopt the Plan. The current Funds that have adopted the Plan are set forth below:







BISYS FUND SERVICES
LIMITED PARTNERSHIP                             ACCEPTED AND AGREED TO:

By: BISYS Fund Services, Inc.,                  -------------------------------
         General Partner

By:                                             By:
   ------------------------                        ----------------------------

Title:                                          Title:
      ---------------------                           -------------------------

Date:                                           Date:
     ----------------------                          --------------------------

                                       A-1

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                                   Schedule B
                                     to the
                 Shareholder Servicing Agreement with Respect to
                Distribution Assistance and Shareholder Services
                 between BISYS Fund Services Limited Partnership
                   and ______________________________________


                                 COMPENSATION(1)
                                 ---------------

         The Participating Organization shall receive a fee calculated at an annual rate of _______ one-hundredths of one percent (.____%) of each Fund's average daily net assets attributable to Shares beneficially owned by the Participating Organization's Customers.







BISYS FUND SERVICES
LIMITED PARTNERSHIP                             ACCEPTED AND AGREED TO:

By: BISYS Fund Services, Inc.,                  -------------------------------
         General Partner

By:                                             By:
   ------------------------                        ----------------------------

Title:                                          Title:
      ---------------------                           -------------------------

Date:                                           Date:
     ----------------------                          --------------------------

--------
  (1) All fees are computed daily and paid periodically.

                                       B-1
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                                                                   [BISYS LOGO]


BISYS FUND SERVICES LIMITED PARTNERSHIP, SERVICING AGENT
3435 Stelzer Road
Columbus, Ohio 43219-3035


SHAREHOLDER SERVICES AGREEMENT

Ladies and Gentlemen:

As the servicing agent for the principal underwriter of the shares ("Shares") of each investment company portfolio ("Fund") of ____________________________ (the "Trust"), BISYS Fund Services Limited Partnership ("BISYS") hereby agrees that you, the undersigned broker-dealer, shall provide the shareholder services that are more fully described below.

1. We represent and warrant to you that the shareholder services described herein have been authorized pursuant to a Distribution and Shareholder Services Plan (the "Plan") adopted by the shareholders ("Shareholders") of each Fund. The Plan has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"). It is intended that you shall provide such shareholder services to your customers ("Customers") who may, from time to time, beneficially own a Fund's Shares.

2. You represent and warrant to us that (i) you are and will be at all times relevant to this Agreement a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), and (ii) you are and will be at all times relevant to this Agreement a broker-dealer properly registered and qualified under all applicable federal, state and local laws to engage in the business and transactions described in this Agreement. You agree to comply with all applicable laws, including federal and state securities laws, the Rules and Regulations of the Securities and Exchange Commission and the Rules of Fair Practice of the NASD. We have furnished you with a list of the states or other jurisdictions in which Shares of the Funds have been registered for sale under, or are otherwise qualified for sale pursuant to, the respective securities laws of such states and jurisdictions. You agree that you will not offer a Fund's Shares to persons in any jurisdiction in which such Shares are not registered or otherwise qualified for sale. You further agree that you will maintain all records required by applicable law or otherwise reasonably requested by us relating to Fund transactions that you have executed.

3. You agree to provide various types of distribution assistance and Shareholder support services with respect to a Fund's Shares. Such distribution assistance and Shareholder support services may include those items that are enumerated in Schedule A attached hereto and such other similar services that we may reasonably request to the extent you are permitted to do so under applicable statutes, rules and regulations.

4. For all purposes of this Agreement, you shall be deemed to be an independent contractor, and shall have no authority to act as agent for us or for the Trust in any matter or in any respect. No person is authorized to make any representations concerning us, the Trust, or a Fund's Shares except those representations contained in the Fund's then-current Prospectus and the Trust's Statement of Additional Information and in such printed information as we or the Trust may subsequently prepare. You are specifically authorized to distribute to Customers a Fund's Prospectus (including any supplements to such Prospectus), the Trust's Statement of Additional Information and sales material

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         received from us. No person is authorized to distribute any other sales material relating to the Trust without our prior written approval. You further agree to deliver to Customers, upon our request, copies of amended Prospectuses and Statements of Additional Information.

5. You and your employees will, upon request, be available during normal business hours to consult with us concerning the performance of your responsibilities under this Agreement. In addition, you will furnish to us or to the Trust such information as we or the Trust may reasonably request (including, without limitation, periodic certifications confirming the rendering of distribution assistance and support services with respect to Shares described herein), and will otherwise cooperate with us and the Trust in the preparation of reports to the Trust's Board of Trustees concerning this Agreement and the monies paid or payable by us under this Agreement, as well as any other reports or filings that may be required by law.

6. The minimum dollar purchase of a Fund's Shares (including Shares being acquired by Customers pursuant to the exchange privileges described in the Fund's Prospectus) shall be the applicable minimum amount set forth in the Prospectus of such Fund, and no order for less than such amount shall be accepted by you. The procedures relating to the handling of orders shall be subject to instructions which we shall forward to you from time to time. All orders for a Fund's Shares are subject to acceptance or rejection by the Trust in its sole discretion, and the Trust may, in its discretion and without notice, suspend or withdraw the sale of a Fund's Shares, including the sale of such Shares to you for the account of any Customer or Customers. You acknowledge that it is your responsibility to date and time stamp all orders received by you and to transmit such orders promptly to us. You further acknowledge that any failure to promptly transmit such orders to us that causes a purchaser of Shares to be disadvantaged, based upon the pricing requirements of Rule 22c-1 under the 1940 Act, shall be your sole responsibility. We reserve the right to cancel this Agreement at any time without notice if any Shares shall be offered for sale by you at less than the then-current offering price determined by or for the applicable Fund.

7. For the services provided under this Agreement, you shall receive a fee calculated at the applicable annual rate set forth on Schedule B hereto with respect to the average daily net asset value of each Fund's Shares which are owned of record by you as nominee for Customers or which are owned by Customers whose records, as maintained by such Fund or its agent, designate you as the Customer's dealer of record, which fee will be computed daily and paid monthly. The fee rate stated on Schedule B hereto may be prospectively increased or decreased by us in our sole discretion, at any time upon notice to you. Such fee shall be subject to the limitations on the payment of asset-based sales charges that are set forth in Article III, Section 26 of the NASD's Rules of Fair Practice.

8. Neither of us shall be liable to the other except for (1) acts or failures to act which constitute a lack of good faith or negligence and
         (2) obligations expressly assumed under this Agreement. In addition, you agree to indemnify us and hold us harmless from any claims or assertions relating to the lawfulness of your participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with your organization which are performed in connection with the discharge of your responsibilities under this Agreement. If such claims are asserted, we shall have the right to manage our own defense, including the selection and engagement of legal counsel, and all costs of such defense shall be borne by you.

9. This Agreement will automatically terminate in the event of its assignment. This Agreement may be terminated by either of us, without penalty, upon ten days' prior written notice to the other party. This Agreement may also be terminated at any time without penalty by the vote of a majority of the members of a Fund's Board of Trustees who are not "interested persons" (as such term is defined in the 1940 Act), or (with respect to a Fund) by a vote of a majority of the outstanding voting securities of that Fund on ten days' written notice.

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10.      All communications to us shall be sent to the address set forth on page
         1 hereof or at such other address as we may designate in writing. Any notice to you shall be duly given if mailed or telecopied to you at the address set forth below or at such other address as you may provide in writing.

                   ------------------------------------------

                   ------------------------------------------

                   ------------------------------------------

11. You hereby represent that all requisite corporate proceedings have been undertaken to authorize you to enter into this Agreement and to perform the services contemplated herein. You further represent that the individual that has signed this Agreement below is a duly elected officer that has been empowered to act for and on behalf of your organization with respect to the execution of this Agreement.

12. This Agreement supersedes any other agreement between us with respect to the offer and sale of Shares and relating to any other matters discussed herein. All covenants, agreements, representations and warranties made herein shall be deemed to have been material and relied on by each party. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision thereof. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument, and shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Ohio and shall bind and insure to the benefit of the parties hereto and their respective successors and assigns.


If the foregoing corresponds with your understanding of our agreement, please sign this document and the accompanying copies thereof in the appropriate space below and return the same to us, whereupon this Agreement shall be binding upon each of us, effective as of the date of execution.


BISYS FUND SERVICES LIMITED PARTNERSHIP       The foregoing Agreement is hereby
BY:  BISYS FUND SERVICES, INC.,               accepted:
     GENERAL PARTNER


                                              ----------------------------
                                              Company Name


By                                            By
   -------------------------------------         ------------------------------
    Stephen G. Mintos           Date                                     Date
    Executive Vice President
                                              Title:
                                                     --------------------------

                                        3

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                                                     Dated: As of _____________


                                   Schedule A
                                     to the
                         Shareholder Services Agreement



                              Shareholder Services
                              --------------------



In accordance with Section 3 of the Shareholder Services Agreement, you agree to provide various types of distribution assistance and shareholder support services that we may reasonably request with respect to Fund Shares that are beneficially owned by your Customers. Such distribution assistance and shareholder support services may include the following.


Distribution Assistance
-----------------------

(i) placing orders with the Trust for the purchase or exchange of a Fund's Shares and tendering a Fund's Shares to the Trust for redemption; (ii) promoting the purchase of Shares by Customers; (iii) responding to inquiries from Customers concerning their investments in Fund Shares; (iv) engaging in advertising with respect to a Fund's Shares; and (v) distributing Fund prospectuses, reports and sales literature.

Shareholder Support Services
----------------------------

(i) providing Customers with a service that invests the assets of their accounts in a Fund's Shares pursuant to specific or pre-authorized instructions; (ii) processing dividend payments from the Trust on behalf of Customers; (iii) providing information periodically to Customers showing their positions in a Fund's Shares; (iv) arranging for bank wire transfers of funds to or from a Customer's account; (v) responding to inquiries from Customers relating to the services performed by the Participating Organization under this Agreement; (vi) providing subaccounting, in the case of omnibus accounts, with respect to a Fund's Shares beneficially owned by Customers or the information to the Trust necessary for subaccounting; (vii) if required by law, forwarding Shareholder communications from the Trust (such as proxies, Shareholder reports, annual and semi-annual financial statements, and dividend, distribution, and tax notices) to Customers; (viii) forwarding to Customers proxy statements and proxies containing any proposals regarding this Agreement or a Fund's Plan; and (ix) rendering ongoing advice respecting the suitability of particular investment opportunities offered by the Trust in light of the Customer's need.

                                       A-1

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                                                     Dated: As of _____________


                                   Schedule B
                                     to the
                         Shareholder Services Agreement



                                  Compensation
                                  ------------


         Annual rate of up to _____ one-hundredths of one percent (____%) of the average daily net asset value of each Fund's Shares held of record by you from time to time on behalf of Customers.



----------
*   All fees are computed daily and paid monthly.

                                       B-1